Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statement on Form F-3 of ARB IOT Group Limited our report dated October 30, 2024, with respect to the consolidated financial statements of ARB IOT Group Limited as of June 30, 2024 and 2023 and for the years ended June 30, 2024, 2023 and 2022 and to the reference to our firm under the heading “Experts”.

/s/ AOGB CPA Limited

AOGB CPA Limited

Hong Kong, Hong Kong

March 13, 2025

AOGB CPA Limited, Suite 2501-03, Tesbury Centre, 28 Queen’s Road East, Admiralty, Hong Kong

Tel: 2152-2238, Website: www.aogb.com